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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2000 (except for Note 14 which is at October 20, 2000) with respect to the consolidated financial statements of HexaVision Technologies Inc. for each of the two years in the period ended January 31, 2000 included in the Registration Statement on Form S-1 and related prospectus of Adept Technology, Inc. filed with the Securities and Exchange Commission dated October 25, 2000.


                                       /s/ ERNST & YOUNG LLP


Quebec City, Canada
October 24, 2000





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